Exhibit 10.87.1

GUARANTY AGREEMENT

dated as of August 31, 2002

Between

DREW SCIENTIFIC GROUP PLC

and

SYNBIOTICS CORPORATION

GUARANTY AGREEMENT

Dated as of August 31, 2002

In consideration of the execution and delivery by Synbiotics Corporation of the Asset Purchase Agreement of even date herewith, DREW SCIENTIFIC GROUP PLC, a corporation organized under the laws of England and Wales, hereby agrees with SYNBIOTICS CORPORATION as follows (with certain terms used herein being defined in Article 5):

ARTICLE 1

GUARANTY

SECTION 1.1  Guaranty of Payment and Performance.    The Guarantor hereby (a) guarantees to the Guaranteed Party the due and punctual payment, observance and performance of all of the Guaranteed Obligations in accordance with their respective terms and when and as due (whether at maturity, by reason of acceleration or otherwise), or deemed to be due pursuant to Section 1.2, and (b) agrees so to pay, observe or perform the same when so due, or deemed to be due, upon demand.

SECTION 1.2  Continuance and Acceleration of Guaranteed Obligations upon Certain Events.    If:

(a)  the maker of the Promissory Note fails to timely pay any payment when due;

(b)  any event with respect to which any provision of the Asset Purchase Agreement, the Security Agreements or the Promissory Note authorizes the acceleration of the Promissory Note or any other Guaranteed Obligation;

(c)  there occurs an Event of Default (as defined in the Security Agreements) under the Security Agreements;

(d)  any injunction, stay or the like that enjoins any acceleration, or demand for the payment, observance or performance, of any Guaranteed Obligation that would otherwise be required or permitted under the Asset Purchase Agreement or the Promissory Note shall become effective; or

(e)  any Guaranteed Obligation shall be or be determined to be or become discharged, disallowed, invalid, illegal, void or otherwise unenforceable (whether by operation of any present or future law or by order of any court or governmental agency) against the Buyer;

then (i) such Guaranteed Obligations shall, for all purposes of this Agreement, be deemed (A) in the case of clause (d), to continue to be outstanding and in full force and effect notwithstanding the unenforceability thereof against the Buyer and (B) if such is not already the case, to have thereupon become immediately due and payable and to have commenced bearing interest at the post-default rate, and (ii) the Guaranteed Party may, with respect to such Guaranteed

Obligations, exercise all of the rights and remedies hereunder that would be available to it during an Event of Default.

SECTION 1.3  Recovered Payments.    The Guaranteed Obligations shall be deemed not to have been paid, observed or performed, and the Guarantor’s obligations hereunder in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by the Buyer or any other guarantor, or out of the proceeds of any collateral, is recovered from or paid over by or for the account of the Guaranteed Party for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Guaranteed Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by the Guaranteed Party (whether or not consented to by the Buyer, the Guarantor or any other guarantor) of any claim for any such recovery or payment over. The Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder with respect to any Guaranteed Obligation whenever such a recovery or payment over thereof occurs.

SECTION 1.4  Nature of Guarantor’s Obligations.    The Guarantor’s obligations hereunder (a) are absolute and unconditional, (b) constitute a guaranty of payment and performance and not a guaranty of collection, (c) are as primary obligor and not as a surety only, (d) shall be a continuing guaranty of all present and future Guaranteed Obligations and all promissory notes and other documentation given in extension or renewal or substitution for any of the Guaranteed Obligations and (e) shall be irrevocable.

SECTION 1.5  No Release of Guarantor.    THE OBLIGATIONS OF THE GUARANTOR HEREUNDER SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL THE GUARANTOR BE DISCHARGED FROM ANY THEREOF, FOR ANY REASON WHATSOEVER (other than, subject to Sections 1.3 and 1.9, the payment, observance and performance of the Guaranteed Obligations), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not the Guarantor shall have received notice thereof):

(a)  (i) any extension of the time of payment, observance or performance of, (ii) any amendment or modification of any of the other terms and provisions of, (iii) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (iv) any subordination (whether present or future or contractual or otherwise) of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Guaranteed Obligations;

(b)  (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any other guaranties of the Guaranteed Obligations;

(c)  (i) any failure to obtain or any release of, (ii) any failure to protect or preserve, (iii) any release, compromise, settlement or extension of the time of payment of any obligations constituting, (iv) any failure to perfect or maintain the perfection or priority of any lien upon, (v) any subordination of any lien upon, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any lien or intended lien upon, any collateral now or hereafter securing the Guaranteed Obligations or any other guaranties thereof;

(d)  any termination of or change in any relationship between the Guarantor and the Buyer, including any such termination or change resulting from a change in the ownership of the Guarantor or the Buyer or from the cessation of any commercial relationship between the Guarantor and the Buyer;

(e)  any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to the Guaranteed Party, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by the Guaranteed Party, including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by the Guaranteed Party in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of such Code; and

(f)  ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF THE GUARANTOR HEREUNDER OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF THE GUARANTOR HEREUNDER OR DISCHARGE THE GUARANTOR FROM ANY THEREOF.

SECTION 1.6  Certain Waivers.    The Guarantor waives:

(a)  any requirement, and any right to require, that any right or power be exercised or any action be taken against the Buyer, any other guarantor or any collateral for the Guaranteed Obligations;

(b)  (i) notice of acceptance of and intention to rely on this Agreement, (ii) notice of the making or renewal of any loans or other extensions of credit in connection with or in furtherance of the Asset Purchase Agreement, and notice of the incurrence or renewal of any other Guaranteed Obligations, (iii) notice of any of the matters referred to in Section 1.5 and (iv) all other notices that may be required by applicable Law or otherwise to preserve any rights against the Guarantor under this Agreement, including any notice of default, demand, dishonor, presentment and protest;

(c)  diligence;

(d)  any defense based upon, arising out of or in any way related to (i) any claim that any election of remedies by the Guaranteed Party, including the exercise by the Guaranteed Party of any rights against any collateral, impaired, reduced, released or otherwise extinguished any right that the Guarantor might otherwise have had against the Buyer or any other guarantor or against any collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (ii) any claim based upon, arising out of or in any way related to any of the matters referred to in Section 1.5 and (iii) any claim that this Agreement should be strictly construed against the Guaranteed Party; and

(e)  OTHER THAN BUYER’S OFFSET RIGHTS SET FORTH IN THE ASSET PURCHASE AGREEMENT AND THE PROMISSORY NOTE, ALL OTHER DEFENSES UNDER APPLICABLE LAW THAT WOULD, BUT FOR THIS CLAUSE (e), BE AVAILABLE TO THE GUARANTOR AS A DEFENSE AGAINST OR A REDUCTION OR LIMITATION OF ITS OBLIGATIONS HEREUNDER.

SECTION 1.7  Independent Credit Evaluation.    The Guarantor has independently, and without reliance on any information supplied by the Guaranteed Party, taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of the Buyer, and the Guaranteed Party shall have no duty to advise the Guarantor of information at any time known to it regarding such financial condition or affairs.

SECTION 1.8  Subordination of Rights Against the Buyer, Other Guarantors and Collateral.    All rights that the Guarantor may at any time have against the Buyer, any other guarantor or any collateral for the Guaranteed Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under applicable Law or otherwise), and all obligations that the Buyer or any other guarantor may at any time have to the Guarantor, are hereby expressly subordinated to the prior payment, observance and performance in full of the Guaranteed Obligations. The Guarantor shall not enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 1.10 until the Guaranteed Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by the Guarantor (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 1.8, such amount shall be held in trust by the Guarantor for the benefit of the Guaranteed Party, not commingled with any of the Guarantor’s other funds and forthwith paid over to the Guaranteed Party, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Guaranteed Obligations and the obligations of the Guarantor hereunder.

SECTION 1.9  Payments by the Guarantor.

(a)  Time, Place and Manner.    All payments due to the Guaranteed Party hereunder shall be made to the Guaranteed Party at the Guaranteed Party’s office or at such other address as the Guaranteed Party may designate by notice to the Guarantor. A payment shall not be deemed to have been made on any day unless such payment has been received by the Guaranteed Party, at the required place of payment, in Dollars in funds immediately available to the Guaranteed Party, no later than 12:00 noon (New York time) on such day.

(b)  No Reductions.    Subject to Buyer’s offset rights set forth in the Asset Purchase Agreement and the Promissory Note, all payments due the Guaranteed Party hereunder, and all of the other terms, conditions, covenants and agreements to be observed and performed by the Guarantor hereunder, shall be made, observed or performed by the Guarantor without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether, in any case, in respect of an obligation owed by the Guaranteed Party to the Guarantor, the Buyer or any other guarantor and, in the case of a counterclaim, whether sounding in tort, contract or otherwise) or tax.

(c)  Authorization to Charge Accounts.    The Guarantor hereby authorizes the Guaranteed Party, if and to the extent any amount payable by the Guarantor hereunder is not otherwise paid when due, to charge such amount against any or all of the accounts of the Guarantor with the Guaranteed Party or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with the Guarantor remaining liable for any deficiency.

(d)  Extension of Payment Dates.    Whenever any payment to the Guaranteed Party hereunder would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. If the date any payment hereunder is due is extended (whether by operation of this Agreement, applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

ARTICLE 2

CERTAIN REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants as follows:

SECTION 2.1  Organization; Power; Qualification.    The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and in good standing as a foreign corporation, and authorized to do business, in all jurisdictions in which the character of its property or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Material Adverse Effect on the Guarantor.

SECTION 2.2  Authorization; Enforceability; Required Consents; Absence of Conflicts.    The Guarantor has the power, and has taken all necessary action (including, if a corporation, any necessary stockholder action) to authorize it, to execute, deliver and perform in accordance with its terms this Agreement. This Agreement has been duly executed and delivered by the Guarantor and is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance in accordance with its terms by the Guarantor of this Agreement do not and (absent any change in any applicable Law or applicable contract) will not (a) require any governmental approval or any other consent or approval, including any consent or approval of the stockholders of the Guarantor or any of its subsidiaries, to have been obtained or any governmental registration to have been made, by the Guarantor or any of its subsidiaries, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any lien upon any assets of the Guarantor under, (i) any contract to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries or any of their respective properties may be bound or (ii) any applicable Law.

ARTICLE 3

CERTAIN COVENANTS

SECTION 3.1  Preservation of Existence and Franchises, Scope of Business, Compliance with Law, Preservation of Enforceability.    From the Agreement Date and until the Termination Date, the Guarantor shall: (a) preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges, (b) engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date, (c) comply with all applicable Law and (d) take all action and obtain all consents and governmental approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that clauses (a) (except insofar as it requires the Guarantor to preserve its corporate existence) and (c) of this Section 3.1 shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 3.1, will not have a Material Adverse Effect on the Guarantor.

ARTICLE 4

MISCELLANEOUS

SECTION 4.1  Notices and Deliveries.

(a)  Manner of Delivery.    All notices, communications and materials (including all Information) to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telex and telecopy transmissions). Demands under Section 1.1(b) may be by telephone. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Guaranteed Party has acted in reliance on such telephonic notice.

(b)  Addresses.    All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following individuals or departments:

(i)  if to the Guarantor, to it at:

  Drew Scientific Group PLC
  Park Road, Barrow In Furness
  Cumbria, LA14 4QR
  United Kingdom
  Telecopier No.: 011-44-1229-432096
  Telephone No.: 011-44-1229-432089
  Attention: Michael J. Sipple-Asher

(ii)  if to the Guaranteed Party, to it at the address or telex, telecopier or telephone number and to the attention of the individual or department set forth as the notice address for the Guaranteed Party in Section 7.3 of the Asset Purchase Agreement;

or at such other address or telex, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned “Notice of Change of Address”.

(c)  Effectiveness.    Each notice and communication and any material to be given or delivered pursuant to this Agreement shall be deemed so given or delivered (i) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (ii) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (iii) if sent by telex, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 4.1 and the appropriate answer-back is received, (iv) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number and (v) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, except that (A) notices of a change of address, telex, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and (B) notices, communications and materials to be given or delivered to the Guaranteed Party pursuant to this Agreement shall not be deemed given or delivered until received by the officer of the Guaranteed Party responsible, at the time, for the administration of the Promissory Note.

(d)  Reasonable Notice.    Any requirement under applicable Law of reasonable notice by the Guaranteed Party to the Guarantor of any event in connection with, or in any way related to, the Asset Purchase Agreement or the Promissory Note, or the exercise by the Guaranteed Party of any of its rights thereunder shall be met if notice of such event is given to the Guarantor in the manner prescribed above at least 10 days before (i) the date of such event or (ii) the date after which such event will occur.

SECTION 4.2  Expenses; Indemnification.    The Guarantor shall:

(a)  pay or reimburse the Guaranteed Party for all reasonable costs and expenses (including fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Guaranteed Party) incurred by the Guaranteed Party in connection with, arising out of, or in any way related to protecting, preserving, exercising or enforcing any of its rights under or related to this Agreement; and

(b)  indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Guaranty Agreement Related Claim (whether asserted by such Indemnified Person or the Guarantor or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, this Agreement or the relationship established hereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Guarantor and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting (A) willful misconduct, (B) knowing violations of law or (C) in the case of claims by the Guarantor against such Indemnified Person, such Indemnified Person’s failure to observe any other standard applicable to it under any of the other provisions of this Agreement or, but only to the extent not waivable thereunder, Applicable Law.

SECTION 4.3  Amounts Payable Due upon Request for Payment.    All amounts payable by the Guarantor under Section 4.2 and under the other provisions of this Agreement shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

SECTION 4.4  Remedies of the Essence.    The various rights and remedies of the Guaranteed Party under this Agreement are of the essence of this Agreement, and the Guaranteed Party shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

SECTION 4.5  Rights Cumulative.    Each of the rights and remedies of the Guaranteed Party under this Agreement shall be in addition to all of its other rights and remedies under this Agreement and applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

SECTION 4.6  Amendments; Waivers.    Any term, covenant, agreement or condition of this Agreement may be amended, and any right under this Agreement may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Guaranteed Party and, in the case of an amendment, by the Guarantor. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Guaranteed Party under this Agreement or applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Guaranteed Party under this Agreement or applicable Law.

SECTION 4.7 Assignments.

(a)  Assignments.

(i)  Neither this Agreement nor any of the obligations of Guarantor hereunder may be delegated or assigned (whether by operation of law or otherwise) by Guarantor without the express prior written consent of the Guaranteed Party, and the consent to any proposed assignment shall not constitute consent to any subsequent proposed assignment. Any attempted assignment in contravention hereof shall be null and void and of no force or effect. No assignment of any obligation under this Agreement shall release the Guarantor therefrom unless the Guaranteed Party shall have consented to such release in a writing specifically referring to the obligation from which the Guarantor is to be released.

(ii)    The Guaranteed Party shall have the right to assign this Agreement and its rights hereunder and without seeking or obtaining any consent or approval of Guarantor; provided, however, that any such assignment shall be an assignment of the Promissory Note and this Agreement in their entirety.

(b)  Rights of Assignees.    Each assignee of the rights of the Guaranteed Party under this Agreement, if and to the extent the applicable assignment agreement so provides, (i) shall, with respect to its assignment, be entitled to all of the rights of the Guaranteed Party, subject to any conditions imposed on the Guaranteed Party hereunder with respect thereto, and (ii) may exercise any and all rights of set-off or banker’s lien with respect thereto.

SECTION 4.8  Governing Law.    The rights and duties of the Guarantor and the Guaranteed Party under this Agreement (including matters relating to the Maximum Permissible Rate) shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 4.9  Judicial Proceedings; Waiver of Jury Trial.    Any judicial proceeding brought against the Guarantor with respect to any Guaranty Agreement Related Claim may be brought in any court of competent jurisdiction in the County of San Diego, State of California, and, by execution and delivery of this Agreement, the Guarantor (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any final judgment rendered thereby in connection with any Guaranty Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Guarantor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 4.1(b), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Guaranteed Party or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Guaranteed Party or any other Indemnified Person to bring proceedings against the Guarantor in the courts of any other jurisdiction. Any judicial proceeding by the Guarantor against the Guaranteed Party involving any Guaranty Agreement Related Claim shall be brought only in a court located in the County of San Diego, State of California. THE GUARANTOR

AND THE GUARANTEED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY GUARANTY AGREEMENT RELATED CLAIM.

SECTION 4.10  Severability of Provisions.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable Law, the Guarantor hereby waives any provision of applicable Law that renders any provision hereof prohibited or unenforceable in any respect.

SECTION 4.11  Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

SECTION 4.12  Survival of Obligations.    Except as otherwise expressly provided herein, the rights and obligations of the Guarantor, the Guaranteed Party and the other Indemnified Persons hereunder shall survive the Termination Date.

SECTION 4.13  Entire Agreement.    This Agreement embodies the entire agreement between the Guarantor and the Guaranteed Party relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

SECTION 4.14  Successors and Assigns.    All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

ARTICLE 5

INTERPRETATION

SECTION 5.1  Definitional Provisions.

(a)  Certain Terms Defined by Reference.    Except in the case of “Agreement”, “Agreement Date” and “Representation and Warranty” and as otherwise specified herein, all terms defined in the Asset Purchase Agreement and the Promissory Note are used herein with the meanings therein ascribed to them.

(b)  Other Defined Terms.    For purposes of this Agreement:

“Agreement” means this Agreement, including all schedules, annexes and exhibits hereto.

“Agreement Date” means the date set forth as such on the last signature page hereof.

“Asset Purchase Agreement” means the Asset Purchase Agreement of even date herewith, among Guarantor, Danam Acquisition Corp. and Synbiotics Corporation.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City are authorized to close.

“Buyer” means Danam Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Guarantor.

“Guaranteed Obligations” means all obligations of the Buyer owing to, or in favor or for the benefit of, or purporting to be owing to, or in favor or for the benefit of, the Guaranteed Party, or any Person or Persons that become the Guaranteed Party by reason of any succession or assignment at any time after the Agreement Date, under the Asset Purchase Agreement, the Security Agreements and the Promissory Note (after taking into account such setoffs as may be permitted under the Asset Purchase Agreement), in each case (i) WHETHER NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED and (ii) WHETHER OR NOT AN ALLOWABLE CLAIM AGAINST THE BUYER UNDER THE BANKRUPTCY CODE OR OTHERWISE ENFORCEABLE AGAINST THE BUYER, AND INCLUDING, IN ANY EVENT, INTEREST AND OTHER LIABILITIES ACCRUING OR ARISING AFTER THE FILING BY OR AGAINST THE BUYER OF A PETITION UNDER THE BANKRUPTCY CODE OR THAT WOULD HAVE SO ACCRUED OR ARISEN BUT FOR THE FILING OF SUCH A PETITION.

“Guaranteed Party” means Synbiotics Corporation, a California corporation.

“Guaranteed Party’s Office” means the address of the Guaranteed Party determined in accordance with the provisions of Section 4.1(b).

“Guarantor” means Drew Scientific Group PLC, a corporation organized under the laws of England and Wales.

“Guaranty Agreement Related Claim” means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, this Agreement or the relationship established hereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the Termination Date.

“Indemnified Person” means any Person that is, or at any time was, the Guaranteed Party, an Affiliate of the Guaranteed Party, or a director, officer, employee or agent of any such Person.

“Promissory Note” means the secured promissory note in the face amount of $500,000 executed by Buyer pursuant to the Asset Purchase Agreement.

“Representation and Warranty” means each representation or warranty made pursuant to or under (i) Article 2 or any other provision of this Agreement or (ii) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i) OR (ii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE GUARANTOR.

“Security Agreements” means the Security Agreement of even date herewith between Danam Acquisition Corp. and Synbiotics Corporation and the Patent and Trademark Security Agreement of even date herewith between Danam Acquisition Corp. and Synbiotics Corporation.

“Termination Date” means the date on which all Guaranteed Obligations are fully paid, satisfied, observed and performed in all respects.

SECTION 5.2  Other Interpretative Provisions.

(a)  Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person’s successors and assigns, (ii) to any applicable Law defined or referred to herein shall be deemed references to such applicable Law or any successor applicable Law as the same may have been or may be amended or supplemented from time to time and (iii) to any document or contract defined or referred to herein shall be deemed references to such document or contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

(b)  When used in this Agreement, the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article”, “Section”, “Annex”, “Schedule” and “Exhibit” shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

(c)  Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

(d)  Any item or list of items set forth following the word “including”, “include” or “includes” is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are “included” are limited to such items or to items similar to such items.

(e)  Each authorization in favor of the Guaranteed Party or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

(f)  Except as otherwise indicated, any reference herein to the “Guaranteed Obligations”, the “Asset Purchase Agreement” or the “Promissory Note” or any other collective or plural term shall be deemed a reference to each and every item included within the category described by such collective or plural term, so that (i) a reference to the “Guaranteed Obligations” shall be deemed a reference to any or all of the Guaranteed Obligations; and (ii) a reference to the “obligations” under the “Asset Purchase Agreement” or the “Promissory Note” shall be deemed a reference to each and every obligation thereunder.

(g)  Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in any certificate, opinion or other document delivered pursuant hereto or thereto.

SECTION 5.3  Representations and Warranties.    All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Agreement Date, and (b) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

SECTION 5.4  Captions.    Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.

DREW SCIENTIFIC GROUP PLC

By:	/s/ MICHAEL J. S. ASHER
Michael J. S. Asher CEO

SYNBIOTICS CORPORATION

By:	/s/ PAUL A. ROSINACK
Paul A. Rosinack President & CEO